Exhibit 99.2

UmanDiagnostics AB

Balance Sheets and Associated Notes

As of June 30, 2019 and December 31, 2018

Table of Contents

Balance Sheets	3

Notes to Balance Sheets	4

UmanDiagnostics AB

Balance Sheets

(in thousands of SEK, except share and per share data)

	June 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	11 339	17 547
Investments	580	504
Accounts receivable	5 924	264
Inventory	708	510
Prepaid expenses and other current assets	475	267
Total current assets	19 026	19 092
Property and equipment, net	311	374
Total assets	19 337	19 466

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	185	63
Accrued expenses	3 602	936
Tax liabilities	4 034	4 744
Other current liabilities	452	205
Total current liabilities	8 273	5 948
Other non-current liabilities	193	109
Total liabilities	8 466	6 057
Commitments and contingencies (Note 7)
Stockholders’ equity:
Common stock, 1 SEK par value. 137 000 shares authorized; 137 000 shares issued and outstanding.	137	137
Additional paid-in capital	1 363	1 363
Retained earnings	9 371	11 909
Total stockholders’ equity	10 871	13 409
Total liabilities and stockholders’ equity	19 337	19 466

The accompanying notes are an integral part of these balance sheets.

UmanDiagnostics AB

Notes to Balance Sheets

(Unaudited)

1.              Organization and operations

UmanDiagnostics AB (“Uman” or the “Company”) was founded in 2006 and is headquartered in Umeå, Sweden. The Company supplies neurofilament light (“Nf-L”) antibodies and ELISA kits, which are used by researchers and biopharmaceutical and diagnostics companies worldwide as a solution for the detection of Nf-L to advance the development of therapeutics and diagnostics for neurodegenerative conditions. Nf-L has demonstrated utility in the diagnosis, prognosis, and monitoring of a wide range of conditions including Alzheimer’s Disease, Multiple Sclerosis, Parkinson’s Disease, traumatic brain injury, ALS, Huntington’s Disease, and others.

On August 1, 2019, Quanterix Corporation (“Quanterix”) completed its acquisition of the Company, for an aggregate cash purchase price of $15.75 million (approximately SEK 146 285 thousand), gross of cash acquired, and 191 152 shares of common stock of Quanterix.

2.              Summary of significant accounting policies

Basis of presentation

In accordance with relief granted by the Securities and Exchange Commission pursuant to its authority under Rule 13-3 of Regulation S-X, these balance sheets and associated notes exclude the disclosure of certain historical financial information of Uman required by Rule 8-04 of Regulation S-X that is not material to investors. Therefore, a complete set of financial statements is not presented herein.

The accompanying interim balance sheet is unaudited. The unaudited interim balance sheet reflects, in the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of financial position for the interim period presented in accordance with United States generally accepted accounting principles (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, certain information and disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. This interim balance sheet should be read in conjunction with the audited balance sheet and related notes for the year ended December 31, 2018, filed with the Securities and Exchange Commission contemporaneously with these balance sheets and associated notes. The financial information as of December 31, 2018 has been derived from the audited 2018 balance sheet and associated notes.

Any reference in these notes to applicable guidance is meant to refer to the authoritative United States generally accepted accounting principles as found in the Accounting Standards Codification and Accounting Standards Update of the Financial Accounting Standards Board (“FASB”).

Use of estimates

The preparation of these balance sheets and associated notes in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the balance sheets and associated notes. In making those estimates and assumptions, the Company bases its estimates on historical experience and on various other assumptions believed to be reasonable. The Company’s significant estimates included in the preparation of the accompanying balance sheets are related to the measurement of inventory. Actual results could differ from these estimates.

Foreign currency translation

The accompanying balance sheet and associated notes are presented in Swedish Kronor (“SEK”), which is the Company’s functional and reporting currency. The Company records foreign currency transactions in its functional currency using the exchange rate prevailing on the date of the transaction.

Concentration of credit risk and significant products, manufacturers, and distributors

Financial instruments that potentially expose the Company to concentrations of credit risk primarily consist of cash and cash equivalents and short-term investments. The Company places its cash and cash equivalents principally in depository accounts with accredited financial institutions and, consequently, the Company does not believe it is subject to significant unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

The Company relies, and expects to continue to rely, on a single third party manufacturer for the production of antibodies that are sold to customers. The Company typically maintains a certain amount of inventory available for immediate shipment. However, the Company’s ability to fulfill customer orders in a timely manner could be adversely affected by a significant disruption in these third party manufacturing services.

The regions in which the Company primarily operates are North America and Europe. The Company has two revenue-generating products, reagents and assays.

The Company has a distribution agreement with a third party. If the Company’s distributor fails to comply with applicable laws and ethical standards, this could damage the Company’s reputation and could have an adverse effect on the business.

Revenue recognition

On January 1, 2019, the Company adopted ASU No. 2014-09, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective method. Under ASC 606, revenue is recognized upon the transfer of control of goods or services to customers and reflects the amount of consideration to which an entity expects to be entitled in exchange for those goods or services. The adoption of ASC 606 has been applied to customer contracts that were not completed as of January 1, 2019 and did not change the pattern of revenue recognition for the Company’s current customer contracts. As such, no adjustment was recorded to the Company’s financial statements upon adoption of ASC 606.

Revenue on the sale of Nf-L antibodies, sold as reagents, and ELISA kits, sold as assays, is recognized upon shipment of the product to the customer, which represents the point at which control is transferred to the customer. Revenue transactions do not contain multiple performance obligations and therefore no allocation of the fixed transaction price is required.

Recent accounting pronouncements

In May 2014, the FASB issued ASC 606. The FASB has issued several updates to the standard which clarify the (i) application of the principal versus agent guidance; (ii) guidance relating to performance obligations and licensing; (iii) assessment of the collectability criterion, presentation of sales taxes, measurement date for non-cash consideration and completed contracts at transition; and (iv) narrows aspects of ASC 606 or corrects unintended application of the guidance (collectively, the “Revenue ASUs”). The Revenue ASUs provide an accounting standard for a single comprehensive model for recognizing revenue arising from contracts with customers. Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In conjunction with the new revenue standard, the FASB also amended the guidance under ASC 340-40, Other Assets and Deferred Costs—Contracts with Customers, related to the accounting for costs to obtain or fulfill a contract with a customer. The Company adopted the new revenue standard as of January 1, 2019 using the modified retrospective method. The adoption of the new standard did not have a significant impact on the Company’s balance sheet.

In February 2016, the FASB established Topic 842, Leases (“ASC 842”), by issuing ASU No. 2016-02, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU No. 2018-01, Land Easement Practical Expedient for Transition to Topic 842; ASU No. 2018-10, Codification Improvements to Topic 842, Leases; ASU No. 2018-11, Targeted Improvements; and ASU No. 2019-01, Codification Improvements. The new standard establishes a right-of-use model (“ROU”) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. ASC 842 is effective for the Company on January 1, 2020, with early adoption permitted. The Company’s assessment is in progress and has not yet concluded on the impact of this standard.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), subsequently amended by ASU No. 2019-05, Targeted Transition Relief. ASU 2016-13 amends the impairment model by requiring entities to use a forward-looking approach based on expected losses to estimate credit losses on certain types of financial instruments, including trade receivables and available-for-sale debt securities. The standard will be effective for the Company on January 1, 2020, with early adoption permitted. The Company’s assessment is in progress and has not yet concluded on the impact of this standard.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820), Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). This ASU removed the following disclosure requirements: (1) the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy; (2) the policy for timing of transfers between levels; and (3) the valuation processes for Level 3 fair value measurements. Additionally, this update added the following disclosure requirements: (1) the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period; (2) the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. For certain unobservable inputs, an entity may disclose other quantitative information (such as the median or arithmetic average) in lieu of the weighted average if the entity determines that other quantitative information would be a more reasonable and rational method to reflect the distribution of unobservable inputs used to develop Level 3 fair value measurements. ASU 2018-13 will be effective for the Company on January 1, 2020. The Company’s assessment is in progress and has not yet concluded on the impact of this standard.

3.              Fair value of financial instruments

The following tables present information about the Company’s assets measured at fair value on a recurring basis, and indicate the level of the fair value hierarchy utilized to determine such fair values (in thousands of SEK):

	As of June 30, 2019
	Total	Level 1	Level 2	Level 3
Assets:
Cash equivalents:
Brokerage account	896	896	—	—
Short-term investments:
Equity securities and index fund	580	580	—	—
Total	1 476	1 476	—	—

	As of December 31, 2018
	Total	Level 1	Level 2	Level 3
Assets:
Cash equivalents:
Brokerage account	883	883	—	—
Short-term investments:
Equity securities and index fund	504	504	—	—
Total	1 387	1 387	—	—

4.              Investments

The fair value of the Company’s short-term equity investments by type of security was as follows (in thousands of SEK):

	As of June 30, 2019
	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Fair Value
Short-term investments:
Equity securities and index fund	498	83	(1)	580
Total	498	83	(1)	580

	As of December 31, 2018
	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Fair Value
Short-term investments:
Equity securities and index fund	498	23	(17)	504
Total	498	23	(17)	504

Investments with original maturities of less than 90 days are included in cash and cash equivalents on the balance sheet and are not included in the table above. Investments with maturities of less than 12 months are considered current and those investments with maturities greater than 12 months are considered non-current. As of June 30, 2019 and December 31, 2018, the Company’s intent was to sell all of its investments within one year of the balance sheet date.

As of June 30, 2019, the Company had five investments with a fair value of SEK 486 thousand in an unrealized gain position and one investment with a fair value of SEK 94 thousand in an unrealized loss position. As of December 31, 2018, the Company had four investments with a fair value of SEK 255 thousand in an unrealized gain position and two investments with a fair value of SEK 249 thousand in an unrealized loss position.

5.              Inventory

The Company’s inventory consisted of the following (in thousands of SEK):

	As of June 30, 2019	As of December 31, 2018
Raw materials	342	252
Finished goods	366	258
Total	708	510

Inventory is comprised of reagents (Nf-L antibodies) and assays (ELISA kits).

6.              Accrued expenses

The Company’s accrued expenses consisted of the following (in thousands of SEK):

	As of June 30, 2019	As of December 31, 2018
Accrued compensation and benefits	527	338
Accrued royalties	559	549
Royalty agreement settlement accrual	2 397	—
Other accrued expenses	119	49
Total	3 602	936

The Company pays certain royalties to a third party corporation. In June 2019, the Company amended its agreement with the third party corporation to terminate the royalty provisions of the agreement in exchange for a one-time payment of SEK 2 397 thousand ($250,000). This settlement payment was accrued for as of June 30, 2019.

7.              Commitments and contingencies

Lease Obligation

The Company has a lease agreement for office and laboratory space in Umeå, Sweden, its current headquarters. The lease commenced on May 11, 2015, with fixed base rent subject to increases over the term plus certain operating expenses and taxes. The Company amended the lease in October 2015, September 2016, December 2016, December 2017, and April 2018 to extend the lease term and to provide additional terms regarding expansion of the space. The Company accounts for this lease as an operating lease. Rent expense is recognized on a straight-line basis over the lease term, which expires in December 2021.

As of June 30, 2019, the minimum future rent payments under the Company’s lease agreement was as follows (in thousands of SEK):

Minimum Lease Payments
2019 (remaining six months)	210
2020	420
2021	278
2022 and thereafter	—
908

Legal contingencies

The Company is subject to claims in the ordinary course of business; however, the Company is not currently a party to any pending or threatened litigation, the outcome of which would be expected to have a material adverse effect on its financial condition or the results of its operations.

The Company accrues for legal contingencies to the extent that the liability is probable and estimable.

8.              Common stock

Holders of common stock are entitled to one vote per share and are entitled to receive dividends, if and when declared by the Company’s Board of Directors. In the event of liquidation, holders of common stock share ratably in the Company’s assets legally available for distribution to the shareholders. Holders of common stock have no preemptive, subscription, redemption or conversion rights.

The Company is not obligated to declare or pay dividends to shareholders. During the six months ended June 30, 2019, the Company declared a discretionary dividend of SEK 12 331 thousand to its shareholders, which was paid in cash in May 2019.

The Company had no equity-based compensation plans as of June 30, 2019.

9.              Related party transactions

The Company has entered into verbal agreements with consulting companies associated with its CEO and certain members of its board of directors, pursuant to which it agrees to pay for the performance of consulting services. There were no accounts payable related to these agreements as of June 30, 2019 or December 31, 2018. As of June 30, 2019 and December 31, 2018, these related parties had 137 000 outstanding shares of the Company’s common stock.

10.       Tax liabilities

As of June 30, 2019, the Company has recorded a current tax liability of SEK 4 034 thousand, of which SEK 2 726 thousand relates to 2019 tax liabilities and SEK 1 308 thousand relates to 2018 tax liabilities. As of December 31, 2018, the Company recorded a current tax liability of SEK 4 744 thousand, of which SEK 2 429 thousand related to 2018 tax liabilities and SEK 2 315 thousand related to 2017 tax liabilities. As of June 30, 2019 and December 31, 2018, the Company recorded net non-current deferred tax liabilities of SEK 193 thousand and SEK 109 thousand, respectively.

Deferred tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities were as follows (in thousands of SEK):

	As of June 30, 2019	As of December 31, 2018
Deferred tax liabilities:
Interest expense	7	—
Available for sale instruments	(21)	(1)
Accounts receivable	—	25
Inventory	(156)	(110)
Property and equipment	(23)	(23)
Deferred tax liabilities	(193)	(109)

The Company is subject to taxation in Sweden. At June 30, 2019, the Company is subject to examination by taxing authorities in Sweden for tax years 2013 through 2018. There are currently no such investigations ongoing.

11.       Subsequent events

Subsequent events have been evaluated through September 17, 2019, the date on which these balance sheets and associated notes were issued.

On August 1, 2019, Quanterix completed its acquisition of the Company, for an aggregate cash purchase price of $15.75 million (approximately SEK 146 285 thousand), gross of cash acquired, and 191 152 shares of common stock of Quanterix. The acquisition closed with respect to 95% of the Company’s outstanding shares of capital stock on July 1, 2019 and with respect to the remaining 5% of the Company’s outstanding shares of capital stock on August 1, 2019.